  As Filed with the Securities and Exchange Commission on ____________, 1995.
                                           Registration No. ____________________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             WHITTAKER CORPORATION
               (Exact name of issuer as specified in its charter)

          DELAWARE                                       95-4033076
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

     10880 WILSHIRE BOULEVARD
     LOS ANGELES, CALIFORNIA                            90024
(Address of principal executive offices)              (Zip Code)


          WHITTAKER CORPORATION LONG-TERM STOCK INCENTIVE PLAN (1989)
                            (Full title of the plan)

                              RICHARD LEVIN, ESQ.
             VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                    (Name and address of agent for service)
  Telephone number, including area code, of agent for service: (310) 475-9411

     Approximate date of commencement of sales pursuant to the plan: As soon as practicable after the effective date of this Registration Statement, upon exercise of options granted under the Plan.

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
                                        Proposed   Proposed
                                        Maximum    Maximum
                                        Offering   Aggregate       Amount of
Title of Securities   Amount to be      Price Per  Offering        Registration
to be Registered       Registered       Share*     Price*          Fee
--------------------------------------------------------------------------------------
Whittaker Corpora-
tion Common Stock **  1,000,000 shares  $20.125    $20,125,000.00  $6,939.66
--------------------------------------------------------------------------------------

*Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the securities being registered hereby on the New York Stock Exchange Composite Tape on March 24, 1995.

**Including such additional shares as may result from stock splits, stock dividends and other anti-dilution adjustments to such shares authorized by the Whittaker Corporation Long-Term Stock Incentive Plan (1989).

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

     This Registration Statement registers additional securities of the same class as securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. The earlier registration statement was filed with the Securities and Exchange Commission on July 6, 1990, No. 33-35762. The contents of such earlier registration statement are incorporated herein by this reference as if fully set forth herein, except for any item listed below for which new information is provided.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Richard Levin, whose opinion regarding legality of shares is attached hereto as Exhibit 5, is Vice President, Chief Financial Officer, Secretary and General Counsel of the Company. As of January 31, 1995, Mr. Levin beneficially owned 33,334 shares of Common Stock of the Company.

ITEM 8.  EXHIBITS.

     5    Opinion of Richard Levin, regarding legality of shares.

     23   Consent of Ernst & Young LLP.

     24   Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 24, 1995.

                                 WHITTAKER CORPORATION

                                 By  /s/  Richard Levin
                                   --------------------
                                          Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Brancati and Richard Levin, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                      Title                    Date
---------                      -----                    ----

/s/ Joseph F. Alibrandi        Director
-----------------------
JOSEPH F. ALIBRANDI

/s/ George H. Benter, Jr.      Director
-------------------------
GEORGE H. BENTER, JR.

/s/ Thomas A. Brancati         Director
----------------------
THOMAS A. BRANCATI
------------------

/s/ Jack L. Hancock            Director
-------------------
JACK L. HANCOCK                                     March 24, 1995

/s/ Edward R. Muller           Director
--------------------
EDWARD R. MULLER

/s/ Gregory T. Parkos          Director
---------------------
GREGORY T. PARKOS

/s/ Malcolm T. Stamper         Director
----------------------
MALCOLM T. STAMPER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                   Date
---------                          -----                   ----

/s/ Thomas A. Brancati             Principal Executive
----------------------
THOMAS A. BRANCATI                 Officer
                                                        March 24, 1995
/s/ Richard Levin                  Principal Financial
-----------------
RICHARD LEVIN                      Officer

                                    EXHIBITS

Exhibit
Number        Description
------        -----------

5      Opinion of Richard Levin, Vice President,
       Chief Financial Officer, Secretary &
       General Counsel

23     Consent of Ernst & Young LLP

24 Power of attorney (filed as page 4 of this Registration Statement)